                                                                   EXHIBIT 24(c)




                               POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints James M. Herron, Edward R. Henderson and Yasmine B. Zyne, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Ryder System, Inc. Form S-8 Registration Statements and/or the Post-Effective Amendments to the Form S-8 Registration Statements for the Ryder System, Inc. Stock for Merit Increase Replacement Plan and the Ryder System, Inc. 1995 Stock Incentive Plan and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with the New York Stock Exchange, Chicago Stock Exchange, and Pacific Stock Exchange, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


                                               /s/ Edward T. Foote II
                                             ----------------------------
                                                   Edward T. Foote II


STATE OF FLORIDA          )
                          ) ss:
COUNTY OF DADE            )

Before me personally appeared Edward T. Foote II, to me known and known to me to be the person described in and who executed the foregoing instrument, and acknowledged to and before me that he executed said instrument for the purposes therein expressed.

WITNESS my hand and official seal this 15th day of June, 1995.

                                                      Lourdes Palomares
                                                 ---------------------------
                                                    Notary Public
                                                    My Commission Expires:
(Seal)